UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50626 (Commission File Number)	91-1707622 (IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On March 31, 2008, Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a three-year employment agreement with Mr. Paul McBarron to serve as its Executive Vice President, Finance, Chief Financial Officer, Chief Operating Officer and Secretary, effective January 1, 2008 (the “Agreement”). Pursuant to the Agreement, Mr. McBarron will receive an initial annual base salary of £174,000, which may be increased by the Company’s compensation committee from time to time, and he may also be eligible for a yearly incentive cash bonus based on a percentage of his then current base salary if he meets certain corporate and individual performance criteria set by the compensation committee at the beginning of each year of employment, subject to the approval of the Company’s board of directors. The Agreement also provides for reimbursement of reasonable and necessary expenses incurred by Mr. McBarron in connection with the performance of his services. In addition, Mr. McBarron is entitled to employment benefits in accordance with the Company’s benefit policies in effect from time to time.

The Agreement also provides for certain severance arrangements for Mr. McBarron. In the event that Mr. McBarron’s employment is terminated without “cause,” other than termination for a “change of control” (each as defined in the Agreement), the Company will be required to pay Mr. McBarron (i) all accrued but unpaid compensation up to the time of such termination; (ii) for a period of twelve months following such termination, severance payments in the form of continuation of his base salary as in effect immediately prior to such termination, including coverage of his medical care and life insurance, unless Mr. McBarron obtains substitute coverage (the “Severance Payments”); and (iii) six months’ accelerated vesting of any options held by Mr. McBarron. In the event that Mr. McBarron’s employment is terminated within six months following a “change in control” event, Mr. McBarron will be entitled to (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of 12 months; and (iii) 18 months’ accelerated vesting of any options held by him. In the event of termination due to his death or disability, the Company is required to pay Mr. McBarron (or his estate, as the case may be) (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of twelve months; and (iii) he will be entitled to twelve months’ accelerated vesting of his options.

In addition, Mr. McBarron agreed to certain confidentiality and assignment of inventions obligations and will be subject to certain non-competition obligations for a period of one year following termination of his employment.

Mr. McBarron’s Agreement also contains certain provisions to assure compliance under the laws of the United Kingdom, Mr. McBarron’s place of employment.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Document
10.1	Employment Agreement between Cyclacel Pharmaceuticals, Inc. and Paul McBarron, dated January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.
Dated: April 2, 2008
	By:	/s/ Spiro Rombotis
Name: Spiro Rombotis
Title: President and Chief Executive Officer